UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 16, 2005

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement

On September 16, 2005, MarkWest Energy Partners, L.P. (the “Partnership”) entered into a Purchase and Sale Agreements with El Paso Corporation, Kerr-McGee Corp. and Valero Energy Corp to acquire 100% of the interests in the Javelina gas processing and fractionation facility in Corpus Christi, Texas for approximately $355.0 million.  The transaction is anticipated to close in the fourth quarter of 2005.  The facility is expected to add approximately $38.0 million to $40.0 million to the Partnership’s 2006 cash flow from operations.

The gas processing facility treats and processes off-gas from six refineries in the Corpus Christi area.  The facility was constructed in 1989 to process refinery off-gas and recover up to 28,000 barrels per day of natural gas liquids, including ethylene and propylene, as well as hydrogen.  The Javelina facility currently processes 125 to 130 mmcfd of inlet gas but is expected to process close to its capacity of 142 mmcfd as refinery output continues to grow.

The Javelina acquisition will be funded initially through a fully committed acquisition credit facility, provided for the Partnership by RBC Capital Markets and Royal Bank of Canada utilizing a new $100.0 million revolving credit facility and a $400.0 million term loan facility.  The Partnership expects to permanently finance these assets in the first half of 2006 with a combination equity and long-term debt.

This description of the transaction is only a summary and is qualified in its entirety by reference to the Purchase and Sale Agreements, which are attached to this report as Exhibits 10.1, 10.2 and 10.3 and incorporated into this report by reference.

ITEM 9.01. Financial Statements and Exhibits

(C)        Exhibits.

Exhibit No.	Description of Exhibit

10.1	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and El Paso Corporation.

10.2	Asset and Sale Agreement, dated of September 16, 2005, among MarkWest Energy Partners and Kerr-McGee Corporation.

10.3	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and Valero Energy Corp.

99.1	Press Release, dated September 19, 2005, announcing MarkWest Energy Partners Intent to Acquire Javelina Gas Processing and Fractionation Facility.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: September 20, 2005	By:	/s/ FRANK M. SEMPLE
Frank M. Semple Chief Executive Officer

Exhibit Index

10.1	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and El Paso Corporation.

10.2	Asset and Sale Agreement, dated of September 16, 2005, among MarkWest Energy Partners and Kerr-McGee Corporation.

10.3	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and Valero Energy Corp.

99.1	Press Release, dated September 19, 2005, announcing MarkWest Energy Partners Intent to Acquire Javelina Gas Processing and Fractionation Facility.